                               SUBLEASE AGREEMENT
                                     BETWEEN
                   ADOBE SYSTEMS INCORPORATED, AS SUBLANDLORD
                                       AND
                        DAOU SYSTEMS, INC., AS SUBTENANT
                                  MARCH 1, 1996

                               SUBLEASE AGREEMENT

     THIS SUBLEASE AGREEMENT ("Sublease") is entered into as of February ___, 1996, by and between ADOBE SYSTEMS INCORPORATED, a California corporation, (herein called "Sublandlord") and DAOU SYSTEMS, INC., a ________ corporation, (herein called "Subtenant") with reference to the following facts:

     A. Ahlstrom Pyropower, Inc. ("Landlord"), as landlord, and Aldus Corporation ("Aldus"), as tenant entered into that certain Lease dated October 22, 1992 ("Master Lease"), pursuant to the terms of which Landlord leased to Subtenant certain space in the building located at 5120 Shoreham Place, San Diego, California (the "Building").

     B. Pursuant to that certain Assignment of Lease (the "Assignment") by and between Aldus, as assignor, and Sublandlord, as assignee, Aldus assigned to Sublandlord all of Aldus's right, title and interest as the tenant under the Master Lease.

     C. The premise in the Building leased by Sublandlord pursuant to the Master Lease consists of approximately 31,907 rentable square feet of space located on first and second floors of the Building (the "Master Lease Premises").

     D. Sublandlord wishes to sublease to Subtenant, and Subtenant wishes to sublease from Sublandlord, a portion of the Master Lease Premises consisting of approximately 31,907 rentable square feet of floor space consisting of 18,554 rentable square feet of space on the first floor of the Building and 13,353 rentable square feet of space on the second floor of the Building, as more particularly described in EXHIBITS A-1 AND A-2 attached hereto (the "Subleased Premises").

     NOW, THEREFORE, in consideration of the foregoing, Sublandlord and Subtenant hereby agree as follows (capitalized terms used but not defined herein shall have the meaning given them in the Lease):

     1.   SUBLEASE.

          1.1 SUBLEASED PREMISES. Sublandlord hereby subleases to Subtenant and Subtenant hereby subleases from Sublandlord the Subleased Premises for the term, at the rental, and upon all of the conditions set forth in this Sublease. Subtenant is leasing the Subleased Premises "as is," without any obligation on the part of Sublandlord to make any improvements, alterations, or refurbishments whatsoever to the Subleased Premises or the Building; provided, however, Sublandlord shall provide Sublandlord with a tenant improvement allowance of $31,907, of which $22,155 shall be paid upon receipt of construction invoices and of which $9,752 shall be paid upon commencement of the thirteenth month following the Commencement Date (defined below). Subtenant shall be granted access to the Subleased Premises upon mutual execution of this Sublease for purposes of commencing construction of its tenant improvements. The Subleased Premises shall be cleared of all personal property now contained therein by either March 1, 1996 or the date of mutual Sublease execution, whichever is later.] In making and executing this Sublease, Subtenant has relied solely on such investigations, examinations and inspections as Subtenant has chosen to make or has made and has not relied on any representation or warranty, express or implied, concerning the Subleased Premises or the Building.

     2.   TERM.

          2.1 TERM. The term of this Sublease (the "Term") shall commence on March 1, 1996 (the "Commencement Date") and end on September 30, 1998 (the "Expiration Date"), unless sooner terminated pursuant to any provision hereof.

     3.   RENT.

          3.1 RENT PAYMENTS. From and after the Commencement Date, Subtenant shall pay to Sublandlord as Annual Rent for the Subleased Premises during the Term the following sums:

March 1, 1996 - August 31, 1996:                 $22,155 per month
September 1, 1996 - February 28, 1997:           $27,226.04 per month
March 1, 1997 - September 30, 1998:              $32,864.21 per month

     All Rental (hereinafter defined) shall be payable in equal monthly installments (except where otherwise specified herein) in advance in lawful money of the United States on the first day of each month, by regular bank check of Subtenant, to Sublandlord at the address stated herein or to such other persons or at such other places as Sublandlord may designate in writing. Notwithstanding the foregoing, Subtenant shall pay the rent due for the month of March 1996 at the time of execution of the Sublease.

          3.2 LATE CHARGES. If payment of any Annual Rent or Additional Rental or other Rental payable by Subtenant hereunder shall not have been paid by the 10th day after the date on which such amount was due and payable then, in addition to, and without waiving or releasing any other remedies of Sublandlord, a late charge of four percent (4%) of the overdue sum shall be payable on demand by Subtenant to Sublandlord as both an administrative fee and damages for Subtenant's failure to make prompt payment. The late charges for amounts due in any month shall be payable on the first day of the following month, and in default of payment of any late charges, Sublandlord shall have (in addition to all other remedies) the same rights as provided in this Sublease (including, without limitation, the provisions of the Master Lease incorporated herein by reference) for nonpayment of Rental. Nothing in this Section 3.3 contained and no acceptance of late charges by

Sublandlord shall be deemed to extend or change the time for payment of Rental.

          3.3 DEPOSIT. Upon execution of this Sublease, Subtenant shall deposit with Landlord the sum of $31,907 (the "Deposit"). The Deposit shall be held by Sublandlord as security for the faithful performance by Subtenant of all the provisions of this Sublease to be performed or observed by Subtenant. If Subtenant fails to pay rent or other sums due hereunder, or otherwise defaults with respect to any provisions of this Sublease, Sublandlord may use, apply or retain all or any portion of the Deposit for the payment of any rent or other sum in default or for the payment of any other sum to which Sublandlord may become obligated by reason of Subtenant's default, or to compensate Sublandlord for any loss or damage which Sublandlord may suffer thereby. If Sublandlord so uses or applies all or any portion of the Deposit, Subtenant shall within ten (10) days after demand therefor deposit cash with Sublandlord in an amount sufficient to restore the Deposit to the full amount thereof and Subtenant's failure to do so shall be a material breach of this Lease. Sublandlord shall not be required to keep the Deposit separate from its general accounts. If Subtenant performs all of Subtenant's obligations hereunder, the Deposit, or so much thereof as has not theretofore been applied by Sublandlord, shall be returned, without interest, to Subtenant following the expiration of the term hereof, and after Subtenant has vacated the Premises. No trust relationship is created herein between Sublandlord and Subtenant with respect to the Deposit.

     4.   USE AND OCCUPANCY.

          4.1 USE. The Subleased Premises shall be used and occupied only for the purposes expressly permitted under the Master Lease, and for no other use or purpose.

          4.2  COMPLIANCE WITH MASTER LEASE.

               (a) Subtenant agrees that it will occupy the Subleased Premises in accordance with the terms of the Master Lease and will not suffer to be done or omit to do any act which may result in a violation of or a default under any of the terms and conditions of the Master Lease, or render Sublandlord liable for any damage, charge or expense thereunder. Subtenant further covenants and agrees to indemnify Sublandlord against and hold Sublandlord harmless from any claim, demand, action, proceeding, suit, liability, loss, judgment, expense (including attorneys' fees) and damages of any kind or nature whatsoever arising out of, by reason of, or resulting from, Subtenant's failure to perform or observe any of the terms and conditions of the Master Lease or this Sublease. Any other provision in this Sublease to the contrary notwithstanding, Subtenant shall pay to Sublandlord as Rental hereunder any and all sums which Sublandlord may be required to pay to Landlord arising out of a request by Subtenant for additional Building services from Landlord (e.g. charges associated with after-hour HVAC usage).

               (b) Subtenant agrees that Sublandlord shall not be required to perform any of the covenants, agreements and/or obligations of Landlord under the Master Lease and any obligation of Sublandlord which is contained in this Sublease by the incorporation by reference of the provisions of the Master Lease may be observed or performed by Sublandlord using reasonable efforts to cause Landlord to observe and/or perform the same (provided, such efforts are at no cost to Sublandlord), and Sublandlord shall have a reasonable time to enforce its rights to cause such observance or performance. Sublandlord shall not be required to furnish, supply or install anything under any article of the Master Lease incorporated herein by reference which is to be furnished, supplied or installed by Landlord. If Sublandlord fails, after using reasonable efforts, to cause Landlord to observe and/or perform any of its obligations under the Master Lease with respect to the Subleased Premises, Subtenant shall have the right, upon notice to Sublandlord, and at Subtenant's sole cost and expense, to bring an action in Sublandlord's name, to accomplish such purpose. Sublandlord shall not be responsible for any failure or interruption, for any reason whatsoever, of the services or facilities that may be appurtenant to or supplied at the Building by the Landlord or otherwise, including, without limitation, heat, air conditioning, ventilation, life-safety, water, electricity, elevator service and cleaning service, if any; and no failure to furnish, or interruption of, any such services or facilities shall give rise to any (i) abatement, diminution or reduction of Subtenant's obligations under this Sublease, or (ii) liability on the part of Sublandlord; provided, however, that if Subtenant brings an action in Sublandlord's name against Landlord as provided above, then, to the extent any judgment in such action requires Landlord to pay any costs, expenses or damages, or grant any abatement, diminution or reduction of obligations, in respect of the Subleased Premises, the same shall accrue to the benefit of Subtenant if and when any such payment is made by Landlord or any such abatement, diminution or reduction goes into effect.

          4.3 UTILITIES. Subtenant shall pay its share of all utilities, including, electrical service. Subtenant shall be responsible for paying the cost of those utilities directly to the supplier.

     5.   MASTER LEASE AND SUBLEASE TERMS.

          5.1 MASTER LEASE. Subtenant acknowledges that Subtenant has reviewed and is familiar with all of the terms, agreements, covenants and conditions of the Master Lease. This Sublease is and shall be at all times subject and subordinate to the Master Lease. This Sublease is also subject and subordinate to any further amendments to the Master Lease. Additionally, Subtenant's rights under this Sublease shall be subject to the terms of the Consent to Sublease attached hereto as EXHIBIT B and incorporated herein by reference.

          5.2 INCORPORATION BY REFERENCE. Except as otherwise provided in EXHIBIT C attached hereto, the terms, convenants and conditions of the Master Lease are incorporated herein by reference so that each and every term, covenant and condition of the Master Lease which are binding or inuring to the benefit of the landlord thereunder shall, in respect of this Sublease, bind or inure to the benefit of Sublandlord, and each and every term, covenant and condition of the Master Lease which are binding or inuring to the benefit of the tenant thereunder shall, in respect of this Sublease, bind or inure to the benefit of Subtenant, with the same force and effect as if such terms, covenants and conditions were completely set forth in this Sublease, and as if the words "Landlord" and "Tenant," or words of similar import, wherever the same appear in the Master Lease, were construed to mean, respectively, "Sublandlord" and "Subtenant" in this Sublease, as if the word "Premises", or words of similar import, wherever the same appear in the Master Lease, were construed to mean "Subleased Premises" in this Sublease, as if the words "subtenant" and "sublease" or words of similar import, wherever the same appear in the Master Lease, were construed to mean "sub-subtenant" or sub-sublease", respectively, and as if the word "Lease," or words of similar import, wherever the same appear in the Master Lease, were construed to mean this Sublease. The time limits contained in the Master Lease for the giving of notices, making of demands or performing of any act, condition or covenant on the part of the tenant thereunder, or for the exercise by the tenant thereunder of any right, remedy or option, are changed for the purposes of incorporation herein by reference by shortening the same in each instance by three days, so that in each instance Subtenant shall have three days less time to observe or perform hereunder than Sublandlord has as the tenant under the Master Lease. The time limits contained in the Master Lease for the giving of notices, making of demands or performing of any act, condition or covenant on the part of Landlord, or for the exercise by Landlord of any right, remedy or option, are changed for the purposes of incorporation herein by reference by doubling the same in each instance, so that in each instance Sublandlord shall have twice as much time to observe or perform hereunder than Landlord has under the Master Lease.
Any non-liability, release, indemnity or hold harmless provision in the Master Lease for the benefit of the landlord under the Master Lease that is incorporated herein by reference, shall be deemed to inure to the benefit of Sublandlord, the landlord under the Master Lease, and any other person intended to be benefitted by said provision, for the purpose of incorporation by reference in this Sublease.

          5.3  EXCEPTIONS TO SECTION 5.2.  Notwithstanding the terms of
Section 5.2 above, Subtenant shall have no rights or obligations under the parts, Sections and Exhibits of the Master Lease described in EXHIBIT C.

          5.4 COMPLIANCE WITH MASTER LEASE. During the Term and for all periods subsequent thereto with respect to obligations which have arisen prior to the termination of this Sublease, Subtenant agrees to perform and comply with, for the benefit of Sublandlord and Landlord, the obligations of Sublandlord under the Master Lease which pertain to the Subleased Premises and/or this Sublease, except for those provisions of the Master Lease which are directly contradicted by this Sublease, in which event the terms of this Sublease document shall control over the Master Lease.

     6. INDEMNITY. Subtenant shall indemnify, defend and hold harmless Sublandlord from and against all losses, costs, damages, expenses and liabilities, including, without limitation, reasonable attorneys' fees and disbursements, which Sublandlord may incur or pay out (including, without limitation, to Landlord under the Master Lease) by reason of (i) any accidents, damages or injuries to persons or property occurring in, on or about the Subleased Premises (unless the same shall have been caused by Sublandlord's gross negligence or willful misconduct), (ii) any breach or default hereunder on Subtenant's part, (iii) the successful enforcement of Sublandlord's rights under this Sublease, (iv) any work done after the date hereof in or to the Subleased Premises, except for Sublandlord's negligence or willful misconduct in performing the work specified in Section 1.1 above, or (v) any act, omission or negligence on the part of Subtenant and/or its officers, partners, employees, agents, customers and/or invitees, or any person claiming through or under Subtenant.

     7. DEFAULT. In the event any default by Subtenant continues, in the case of the payment of Annual Rental, Additional Rental or any other Rental or other sums due hereunder, for more than five (5) days after written notice thereof to Subtenant from Sublandlord or in the event any other default of Subtenant continues for more than twenty (20) days after written notice thereof to Subtenant from Sublandlord (unless Subtenant has, within said twenty (20) day period, commenced to cure such default and thereafter prosecutes the curing of such default to completion with due diligence), or if Subtenant makes any assignment for the benefit of creditors, except for such assignments secured by Subtenant's stock in trade, such as lines of credit, which are made in the normal course of business, commits any act of bankruptcy or files a petition under any bankruptcy or insolvency law, or if such a petition filed against Subtenant is not dismissed within sixty (60) days, or if a receiver or similar officer becomes entitled to the Sublease hold and it is not returned to Subtenant within sixty (60) days, or if Subtenant's interest in this Sublease is taken on execution or any other process of law in any action against

Subtenant, then, in any such instance, Sublandlord shall have the following remedies, which shall not be exclusive but shall be cumulative and shall be in addition to any other remedies now or hereafter allowed by law:

          7.1 TERMINATION. Sublandlord shall have the right to terminate Subtenant's right to possession of the Subleased Premises at any time by giving a written termination notice to Tenant and, on the date specified in such notice, Tenant's right to possession shall terminate and this Sublease shall terminate. Upon such termination, Sublandlord shall have the right to recover from Subtenant:

               (a) The worth at the time of award of all unpaid rent which had been earned at the time of termination;

               (b) The worth at the time of award of the amount by which all unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Subtenant proves could have been reasonably avoided;

               (c) The worth at the time of award of the amount by which all unpaid rent for the balance of the term of this Sublease after the time of award exceeds the amount of such rental loss that Subtenant proves could be reasonably avoided; and

               (d) All other amounts necessary to compensate Sublandlord for all the detriment proximately caused by Subtenant's failure to perform all of Subtenant's obligations under this Sublease or which in the ordinary course of things would be likely to result therefrom. The "worth at the time of award" of the amounts referred to in clauses (a) and (b) above shall be computed by allowing interest at the maximum annual interest rate allowed by law for business loans (not primarily for personal, family or household purposes ) not exempt from the usury law at the time of termination or, if there is no such maximum annual interest rate, at the rate of eighteen percent (18%) per annum. The "worth at the time of award" of the amount referred to in clause (c) above shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). For the purpose of determining unpaid rent under clauses (a), (b) and (c) above, the rent reserved in this Sublease shall be deemed to be the total Rental payable by Subtenant hereunder.

          7.2 CONTINUE SUBLEASE IN EFFECT. Pursuant to California Civil Code Section 1954.1, or any successor statute thereof, Sublandlord shall have the right to continue this Sublease in effect for so long as Sublandlord does not terminate Subtenant's right to possession, and Sublandlord shall have the right to enforce all its rights and remedies under this Sublease, including the right to recover all rent as it becomes due under this Sublease. Acts of maintenance or preservation or efforts to relet the Subleased Premises or the appointment of a receiver upon initiative of Sublandlord to protect Sublandlord's interest under this Sublease shall not constitute a termination of Subtenant's right to possession unless written notice of termination is given by Sublandlord to Subtenant.

          7.3 SURRENDER. If Sublandlord elects to terminate this Sublease or Subtenant's right to possession hereunder, Sublease shall surrender the Subleased Premises in broom-clean condition, and Sublandlord may re-enter and take possession of the Subleased Premises and may eject all parties in possession. Any personal property remaining on the Subleased Premises at the time of such re-entry may be treated by Sublandlord as abandoned.

     8. CONSENT OF LANDLORD. Under the Master Lease, Sublandlord must obtain the consent of Landlord to any subletting.

     9. ALTERATIONS AND IMPROVEMENTS. Tenant shall not make any alterations, improvements, replacements and other changes to the Subleased Premises or the Building Service Systems serving the Subleased Premises without obtaining the prior consent of Landlord pursuant to the terms of the Master Lease and Sublandlord, which consent of Sublandlord may not be unreasonably withheld.

     10. CASUALTY AND CONDEMNATION. If, in the event of eminent domain or partial or complete destruction of the Subleased Premises, by operation of its terms, the Master Lease is not terminated and continues in full force and effect, this Sublease shall not be terminated but shall also continue in full force and effect, except that until the Master Premises are restored in accordance with the terms of the Master Lease, there shall be a proportionate abatement of Annual rental and additional rent payable hereunder to the extent of damage to the Subleased Premises; provided, however, that such abatement shall in no event exceed the pro rata abatement granted to Sublandlord under the Master Lease for the Master Premises and, provided further, that no compensation or claim or reduction will be allowed or paid by Sublandlord by reason of inconvenience, annoyance or injury to Subtenant's business arising from the necessity of effecting repairs to the Master Premises or any portion of the Building, whether such repairs are required by operation of the terms of the Master Lease.

     11. ATTORNEYS' FEES. If Sublandlord, Subtenant or Landlord brings an action to enforce the terms hereof or to declare rights hereunder, the prevailing party who recovers substantially all of the damages, equitable relief or other remedy sought in any such action on trial and appeal shall be entitled to his reasonable attorney's fees to be paid by the losing party as fixed by the Court.

     12. TERMINATION OF MASTER LEASE. If for any reason the term of the Master Lease shall terminate prior to the scheduled expiration of the Term, Sublandlord shall not be liable to Subtenant by reason thereof unless (i) Subtenant shall not then be in default hereunder beyond any applicable notice and cure period and (ii) such termination shall have been effected because of the breach or default of Sublandlord under the Master Lease or by reason of the voluntary termination or surrender of the Master Lease by Sublandlord.

     13. PARKING. During the Term hereof, and, subject to Sublandlord's receipt of parking spaces for use pursuant to the provisions of Paragraph 5 of Amendment to Lease dated October 22, 1992, Subtenant and its employees shall be permitted to use 105 parking spaces allocated to Sublandlord in the Master Lease.

     14. SIGNAGE AND BUILDING DIRECTORY BOARD. Subject to all the requirements set forth in the Master Lease, Subtenant shall have the sole right to install at its cost a monument sign with its name in the location of Sublandlord's current sign. Sublandlord shall use its reasonable efforts to cause Landlord to provide Subtenant with identity strips in the main Building lobby directory boards; provided, however that if there is any cost associated with such signage, Subtenant shall be responsible for such cost.

     15.  SURRENDER AND HOLDING OVER.

          15.1 SURRENDER. At the end of the Term, Subtenant shall surrender to Sublandlord the Subleased Premises and all alterations, additions and improvements thereto in the same condition as the Subleased Premises where in as of the Commencement Date, ordinary wear and tear excepted.

          15.2 HOLDING OVER. If Subtenant holds possession of the Subleased Premises after expiration of the Term, Subtenant shall become a tenant from month to month upon the terms herein specified, except the Annual Rental shall equal three times the Annual Rental payable by Subtenant at the expiration of the Term.

     16. NOTICES: Any notice by either party to the other required, permitted or provided for herein shall be valid only if in writing and shall be deemed to be duly given only if (a) delivered personally, or (b) sent by means of Federal Express, UPS Next Day Air or another reputable express mail delivery service guaranteeing next day delivery, or (c) sent by United States Certified or registered mail, return receipt requested, addressed (i) if to Sublandlord, at the following addresses:

                    Adobe Systems Incorporated
                    Post Office Box 7900
                    Mountain View, CA  94039-7900
                    Attn:  Director of Corporate Facilities

                    With a copy to:

                    Adobe Systems Incorporated
                    Post Office Box 7900
                    Mountain View, CA  94039-7900
                    Attn:  General Counsel

and (ii) if the Subtenant, delivered at the following address:

                    DAOU Systems, Inc.
                    5120 Shoreham Place, Suite 100
                    San Diego, California 92122
                    Attention:  Dan Porter, Vice President

or at such other address for either party as that party may designate by notice to the other. A notice shall be deemed given and effective, if delivered personally, upon hand delivery thereof, if sent via express mail, upon hand delivery, and if mailed by United States certified or registered mail, five (5) days following such mailing in accordance with this Section 15.

     17. NO WAIVER. The failure of Sublandlord to insist in any one or more cases upon the strict performance or observance of any obligation of Subtenant hereunder or to exercise any right or option contained herein shall not be construed as a waiver or relinquishment for the future of any such obligation of Subtenant or any right or option of Sublandlord. Sublandlord's receipt and acceptance of, or Sublandlord's acceptance of performance of any other obligation by Subtenant, with knowledge of Subtenant's breach of any provision of this Sublease, shall not be deemed a waiver of such breach. No waiver by Sublandlord of any term, convenant or condition of this Sublease shall be deemed to have been made unless expressed in writing and signed by Sublandlord.

     18. SUCCESSORS AND ASSIGNS. The provisions of this Sublease, except as herein otherwise specifically provided, shall extend to, bind and inure to the benefit of the parties hereto and their respective personal representatives, heirs, successors and permitted assigns. Upon any assignment or transfer of Sublandlord's interest in the leasehold estate under the Master Lease, the transferor or assignor, as the case may be, shall be and hereby is entirely relieved and freed of all obligations under this Sublease.

     19. INTERPRETATION. Irrespective of the place of execution or performance, this Sublease shall be governed by and construed in accordance with the laws of the State of California. If any provision of this Sublease or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Sublease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law. The captions, headings and titles, if any, in this Sublease are solely for convenience of reference and shall not affect its interpretation. This Sublease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Sublease or any part thereof to be drafted. If any words or phrases in this Sublease shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Sublease shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Sublease and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated. Each covenant, agreement, obligation or other provisions of this Sublease shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making same, not dependent on any other provision of this Sublease unless otherwise expressly provided. All terms and words used in this Sublease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. The word "person" as used in this Sublease shall mean a natural person or persons, a partnership, a corporation or any other form of business or legal association or entity.

     20. COUNTERPARTS. This Sublease may be executed in separate counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument. This Sublease shall be fully executed when each party whose signature is required has signed and delivered to each of the parties at least one counterpart, even though no single counterpart contains the signatures of all parties hereto.

     IN WITNESS WHEREOF, the parties hereto hereby execute this Sublease as of the day and year first above written.

                              SUBLANDLORD:

                              ADOBE SYSTEMS INCORPORATED

                              By:/s/
                                    ------------------------------------------
                              Print Name:
                                         -------------------------------------
                              Title:
                                    ------------------------------------------

                              SUBTENANT:

                              DAOU SYSTEMS, INC.

                              By:/s/
                                    ------------------------------------------
                              Print Name:
                                         -------------------------------------
                              Title:
                                    ------------------------------------------

                                   EXHIBIT A-1

                          Subleased Premises - Floor 1

                                [to be attached]

                                   EXHIBIT A-2

                          Subleased Premises - Floor 2

                                [to be attached]

                                    EXHIBIT B

                               Landlord's Consent

                                [to be attached]

                                    EXHIBIT C

     The following provisions of the Master Lease are not incorporated by reference into the Master Lease:

Section 5.3; Section 11(a); Section 11(b)(1); Sections 2,3,4,5,6, and 10 of Addendum 1; The entire terms of Addendums 2-6; Section 40 (as set forth in Rider #1).

































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